SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2012

ZOLL MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	000-20225	04-2711626
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

269 Mill Road Chelmsford, Massachusetts		01824
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (978) 421-9655

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on March 12, 2012, ZOLL Medical Corporation (“ZOLL” or the “Company”) entered into an agreement and plan of merger (the “Merger Agreement”) with Asahi Kasei Corporation (“Asahi Kasei”), Asahi Kasei Holdings US, Inc., a direct wholly-owned subsidiary of Asahi Kasei (“HoldCo”) and Asclepius Subsidiary Corporation, a direct wholly-owned subsidiary of HoldCo (“Purchaser”).

Pursuant to the Merger Agreement, on March 26, 2012, Asahi Kasei and Purchaser commenced a tender offer to purchase all outstanding shares of ZOLL’s common stock (the “Shares”) at a price of $93.00 per share in cash, net to the holder thereof, without interest and subject to the applicable withholding of taxes (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 26, 2012, and in the related Letter of Transmittal (which, together with all amendments and supplements thereto, collectively constitute the “Offer”). On April 23, 2012, Asahi Kasei announced that the initial offering period of the Offer expired at 12:00 Midnight, New York City time at the end of Friday, April 20, 2012. The depositary for the Offer advised Asahi Kasei and Purchaser that, as of such time, an aggregate of approximately 20,916,921 Shares were tendered into, and not withdrawn from, the Offer (including 3,088,887 Shares tendered by notices of guaranteed delivery, a portion of which were not ultimately tendered) representing approximately 93.82% of the outstanding Shares and approximately 86.08% of the outstanding Shares calculated on a fully diluted basis. Excluding shares tendered by notices of guaranteed delivery, the validly tendered Shares represent approximately 79.97% of the outstanding Shares and approximately 73.37% of the outstanding Shares calculated on a fully diluted basis. Purchaser accepted for payment all Shares that were validly tendered and not properly withdrawn.

In addition, on April 23, 2012, Asahi Kasei announced that Purchaser commenced a subsequent offering period for all remaining untendered Shares, which expired at 12:00 Midnight, New York City time, at the end of Wednesday, April 25, 2012. The depositary for the Offer advised Purchaser that an aggregate of 20,745,382 Shares were validly tendered in the initial tender offer and the subsequent offering period, which represented approximately 93.05% of the Company’s issued and outstanding Shares. Purchaser has accepted for payment all Shares that were validly tendered in the subsequent offering period.

Pursuant to the terms and subject to the conditions of the Merger Agreement, Purchaser filed articles of merger (the “Articles of Merger”) with the Secretary of State of the State of Massachusetts on April 26, 2012. Pursuant to the Articles of Merger, Purchaser will be merged with and into ZOLL (the “Merger”) effective as of 5:30 p.m. EDT on April 26, 2012 (the “Effective Time”). As a result of the Offer and the Merger, after the Effective Time, ZOLL will no longer fulfill the numerical listing requirements of The NASDAQ Global Select Market (“NASDAQ”). Accordingly, on April 26, 2012, ZOLL notified NASDAQ of its intent to remove the Shares from listing on NASDAQ and requested that NASDAQ file a delisting application with the Securities and Exchange Commission (“SEC”) to delist and deregister the Shares. ZOLL expects that NASDAQ will remove the Shares from listing on NASDAQ prior to NASDAQ opening on April 27, 2012. ZOLL expects NASDAQ to file a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the SEC on Form 25 to delist and deregister the Shares. ZOLL will file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of the Shares and suspension of the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act with respect to the Shares.

Item 3.03.	Material Modification to Rights of Security Holders.

At the Effective Time, each remaining issued and outstanding Share not tendered in the Offer, other than Shares held by ZOLL, Asahi Kasei or Purchaser or any of their respective subsidiaries and Shares held by shareholders who properly exercise appraisal rights, if any, available under Massachusetts law, will be canceled and converted into the right to receive the Offer Price in cash, without interest thereon and less any required withholding taxes.

Item 5.01.	Change in Control of Registrant.

As noted in Item 3.01 above, all Shares that were validly tendered during the initial offering period of the Offer and not properly withdrawn were accepted for payment by Purchaser. Upon the acceptance of Shares for payment and payment for the Shares pursuant to the Offer on April 25, 2012, a change of control of the Company occurred.

Pursuant to the terms and subject to the conditions of the Merger Agreement, the Merger is expected to occur at the Effective Time under the “short-form” merger provisions of Section 11.05 of the Massachusetts Business Corporation Act without the need for a meeting of the ZOLL shareholders. In connection with the Merger, each issued and outstanding Share, other than Shares held by ZOLL, Asahi Kasei or Purchaser or any of their respective subsidiaries, and Shares held by shareholders who properly exercise appraisal rights, if any, available under Massachusetts law, will be canceled and converted into the right to receive the Offer Price in cash, without interest thereon and less any required withholding taxes.

The total amount of the consideration payable in connection with the change of control transaction is approximately $2.21 billion. Asahi Kasei has provided Purchaser with sufficient funds to purchase all Shares accepted for payment in the Offer and the Merger.

The description of the Merger Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which ZOLL filed as Exhibit 2.1 to its Current Report on Form 8-K, filed with the SEC on March 12, 2012, and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the Effective Time, pursuant to Section 3.03 of the Merger Agreement, the directors of Purchaser immediately prior to the Effective Time will become the directors of ZOLL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOLL Medical Corporation

Date: April 26, 2012	By:	/s/ Richard A. Packer
	Name:	Richard A. Packer
	Title:	Chief Executive Officer